UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 30, 2014

McGRAW HILL FINANCIAL, INC.

(Exact Name of Registrant as Specified in its Charter)

New York	1-1023	13-1026995
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, New York, New York 10020

(Address of Principal Executive Offices) (Zip Code)

(212) 512-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2014, the Board of Directors of McGraw Hill Financial, Inc. (the “Company”) re-elected Harold McGraw III to serve as Non-Executive Chairman of the Board. In consideration for Mr. McGraw’s services as Non-Executive Chairman of the Board, the Board’s Nominating and Corporate Governance Committee recommended to the Board, and the Board approved, a Non-Executive Chairman retainer at the rate of $400,000 per annum. Mr. McGraw will not be entitled to any other annual retainers, meeting fees or stock-based compensation normally received by outside members of the Board. The Company will provide Mr. McGraw with reasonable office accommodations and support staff consistent with his responsibilities as Non-Executive Chairman of the Board. In addition, Mr. McGraw will be entitled to a car and driver in the New York metropolitan area, security while travelling on Company business in high risk areas, and reimbursement for first class airfare and lodging expenses while travelling on Company business, including attending meetings and functions of third party trade associations and organizations.

Item 5.07	Submission of Matters to a Vote of Security Holders.

McGraw Hill Financial, Inc. (the “Company”) held its Annual Meeting of Shareholders on April 30, 2014. The following is a summary of the voting results for each matter presented to shareholders at the Annual Meeting.

Proposal 1: Election of Directors

The Company’s shareholders elected the persons nominated as Directors of the Company as set forth below:

Nominees	For	Against	Abstain	Broker Non-Votes
Sir Winfried Bischoff	220,352,117	3,597,652	450,734	20,862,341
William D. Green	223,462,774	460,338	477,391	20,862,341
Charles E. Haldeman, Jr.	222,708,121	1,212,695	479,687	20,862,341
Harold McGraw III	221,992,183	2,103,703	304,617	20,862,341
Robert P. McGraw	222,023,030	2,066,397	311,076	20,862,341
Hilda Ochoa-Brillembourg	222,526,230	1,432,934	441,339	20,862,341
Douglas L. Peterson	222,324,766	1,636,188	439,549	20,862,341
Sir Michael Rake	222,726,902	1,174,081	499,520	20,862,341
Edward B. Rust, Jr.	220,012,821	3,923,622	464,060	20,862,341
Kurt L. Schmoke	222,001,080	1,917,880	481,543	20,862,341
Sidney Taurel	221,335,724	2,582,823	481,956	20,862,341
Richard E. Thornburgh	221,428,576	2,496,669	475,258	20,862,341

Proposal 2: Proposal to approve, on an advisory basis, the executive compensation program for the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
197,133,741	26,042,274	1,224,488	20,862,341

Proposal 3: Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent Registered Public Accounting Firm for 2014:

For	Against	Abstain	Broker Non-Votes
240,586,740	4,257,705	418,399	-0-

Proposal 4: Shareholder proposal requesting shareholder action by written consent:

For	Against	Abstain	Broker Non-Votes
79,995,719	143,414,330	990,454	20,862,341

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

McGRAW HILL FINANCIAL, INC.

By:	/s/ Kenneth Vittor
Kenneth M. Vittor
Executive Vice President and General Counsel

Dated: May 5, 2014